NuShares ETF Trust

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Teachers Advisors, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements, pursuant to which the Sub-Adviser furnishes investment advisory services to various series of NuShares ETF Trust as listed on attached Schedule A; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of NuShares ETF Trust, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement with respect to each Portfolio until August 1, 2019, in the manner required by the Investment Company Act of 1940.

Dated as of July 24, 2018

NUVEEN FUND ADVISORS, LLC

	By:	/s/ Gifford R. Zimmerman
Vice President

ATTEST:

/s/ Virginia O’Neal

TEACHERS ADVISORS, LLC

	By:	Rachael Zufall
	Its:	Assistant Secretary

ATTEST:

/s/ Katie Covington

SCHEDULE A TO SUB-ADVISORY AGREEMENT RENEWAL

AGREEMENTS BETWEEN NUVEEN FUND ADVISORS, LLC AND

TEACHERS ADVISORS, LLC

Fund in NuShares ETF Trust	Effective Date of Contract	Date of Renewal
NuShares Enhanced Yield U.S. Aggregate Bond ETF	8/2/16	8-1-18
NuShares Short-Term REIT ETF	12/5/16	8-1-18
NuShares ESG Large-Cap Growth ETF	12/7/16	8-1-18
NuShares ESG Large-Cap Value ETF	12/7/16	8-1-18
NuShares ESG Mid-Cap Growth ETF	12/7/16	8-1-18
NuShares ESG Mid-Cap Value ETF	12/7/16	8-1-18
NuShares ESG Small-Cap ETF	12/7/16	8-1-18
NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	3/9/17	8-1-18
NuShares ESG Emerging Markets Equity ETF	5/16/17	8-1-18
NuShares ESG International Developed Markets Equity ETF	5/16/17	8-1-18